Exhibit 99.1

                First Cash Announces Leadership Succession Plan

    ARLINGTON, Texas, Nov. 24 /PRNewswire-FirstCall/ -- The Board of Directors of First Cash Financial Services, Inc. (Nasdaq: FCFS) today announced a leadership succession plan which it anticipates implementing in the near future. The Board maintains an active oversight role over management and the operations of the Company and feels that long-term succession planning is a necessary and desirable part of good corporate governance. The changes outlined in the plan will reflect the current roles and responsibilities of the Company's senior management team that have evolved over the past decade. The exact timetable for implementing the plan will be at the discretion of the Board of Directors, based upon what it believes to be in the best interests of the Company.

    Under the anticipated succession plan, Mr. Phillip (Rick) Powell, who has served as Chairman and Chief Executive Officer since 1992, will relinquish his role as Chief Executive Officer, but will remain in his current role as Chairman of the Board of Directors. In addition, Mr. Powell will remain involved in the Company's growth and strategic planning activities through a formalized, long-term consulting arrangement. Mr. Powell has been involved with First Cash since before it became a publicly-held company in 1991.

    As part of the transition, Mr. Rick L. Wessel, a Director and President of the Company, will assume the additional role of Vice Chairman of the Board of Directors, while remaining as the President. The title of Vice Chairman will recognize Mr. Wessel's key role on both the Board of Directors and as a member of the executive management team where he will continue to focus on matters of strategic planning, regulatory and legal affairs. Mr. Wessel joined the Company in 1992 as its Chief Financial Officer after being employed by Price Waterhouse LLP for approximately nine years.

    Mr. J. Alan Barron, who is currently the Chief Operating Officer of the Company with responsibility for all domestic and international operations, will become the Chief Executive Officer. In this role, Mr. Barron will be the Company's senior executive officer, responsible for directing the Company's expansion strategy and for management of all facets of operations. Mr. Barron will also retain his current role and title as Chief Operating Officer.

    Mr. Barron joined the Company in 1994 as its Chief Operating Officer. He served in this capacity from January 1994 to May 1998 and from January 2003 to the present. For the period from May 1998 to January 2003, Mr. Barron served First Cash as President - Pawn Operations. Prior to joining the Company, Mr. Barron worked for two years as the Chief Financial Officer for a privately-held pawnshop chain and prior to that for five years in the Fort Worth tax practice of Price Waterhouse LLP. Mr. Barron holds BBA and MBA degrees from Texas Tech University.

    Speaking in regard to the anticipated succession plan, Mr. Powell stated, "This transition represents a logical progression in the growth of First Cash Financial Services. After 13 years as CEO, I want to continue to make a significant contribution, but in a role that recognizes and rewards our senior staff who have developed successfully, executing many of the functions I have performed in the past. Keeping our very experienced senior management team together for the long-term is, in my opinion, a critical factor in both our past and future success. These changes, when implemented, will help us accomplish this objective."

    In summary, Mr. Powell noted, "I am proud of the Company's accomplishments, which are evidenced by our many enthusiastic and dedicated employees, our financial strength and exciting plans for the future. We have a highly skilled management team that works well together, which has been a critical element in our progress as a company and as an industry leader in so many areas. The new alignment of titles and roles will enhance the ability of our key personnel to continue to provide significant contributions to the Company, while recognizing them for their expanded responsibilities. We have an excellent corporate culture that rewards hard work, accomplishment and results, and we are committed to maintaining it."

    In addition to these anticipated aspects of the succession plan, the Board announced that Mr. R. Douglas Orr will be promoted to Executive Vice President while remaining as the Company's Chief Financial Officer. Mr. John C. Powell will be promoted to Senior Vice President and will remain in the role of Director of Information Technology. Ms. Jan Hartz, currently Vice President of Human Resources, will be promoted to Vice President of Human Resources and Administration.


    About First Cash

    First Cash Financial Services, Inc. is engaged in the operation of pawn and check cashing/short-term advance stores, which lend money on the collateral of pledged personal property, retail previously-owned merchandise acquired through loan forfeitures, and provide short-term advances, check cashing and other financial services. The Company currently owns and operates 280 pawn and check cashing/short-term advance stores in eleven states and Mexico. First Cash Financial Services is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 40 financial services kiosks located inside convenience stores. First Cash's common stock is traded on the Nasdaq Stock Market under the ticker symbol "FCFS" and it is a component company in the Russell 2000 Index.

    First Cash has been recognized for three consecutive years by Forbes magazine as one of its "200 Best Small Companies." The 2004 ranking, which is based on a combination of profitability and growth performance measures over the most current one and five-year periods, placed First Cash 130th out of 3,500 companies evaluated by Forbes. In addition, First Cash was recently ranked 25th by Fortune Small Business magazine on the "FSB 100: America's Fastest-Growing Small Public Companies."


    Forward-Looking Statements

    This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "intends," or "anticipates" or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements in this release include, without limitation, the anticipated implementation and expected results of the leadership succession plan. These statements are made to provide the public with management's assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to release any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstance on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company, but may include changes in regional, national or international economic conditions, the ability to open and integrate new stores, the ability to maintain favorable banking relationships as it relates to short-term lending products, changes in governmental regulations, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in foreign currency exchange rates, future business decisions, and other uncertainties.



SOURCE  First Cash Financial Services, Inc.
    -0-                             11/24/2004
    /CONTACT: Rick Wessel, President, or Doug Orr, Chief Financial Officer, both of First Cash Financial Services, Inc., +1-817-460-3947, or investorrelations@firstcash.com /
    /Web site:  http://www.firstcash.com /
    (FCFS)

CO:  First Cash Financial Services, Inc.
ST:  Texas
IN:  FIN REA
SU:  PER